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                                                                Exhibit 10.3

                         MANCHESTER EQUIPMENT CO., INC.
                                160 Oser Avenue
                           Hauppauge, New York 11788


                                                                October 1, 1996

Mr. Barry R. Steinberg
13 Harbor Point
Northport, New York 11768

Re:     Employment Compensation
        -----------------------

Dear Mr. Steinberg:

        This letter will confirm your agreement with Manchester Equipment Co., Inc. (the "Company") to continue to serve as the Company's Chief Executive Officer, Chairman of the Board and President, in the manner in which you heretofore have acted, for an annual base salary of $950,000 with respect to each of the Company's fiscal years ended July 31, 1997 and July 31, 1998. You have further agreed that you will not be eligible for any bonuses in either the 1997 or 1998 fiscal years. The Company will continue to make available to you the car allowance and deferred compensation benefits that you are currently receiving and you will also be able to participate in other benefits that the Company makes generally available to its employees, such as medical and other insurance, and you will be able to participate under the Company's stock option plan.

        If this accurately sets forth our agreement, please sign where set forth below.

                                Sincerely,

                                MANCHESTER EQUIPMENT CO., INC.


                                By: /s/ JOEL G. STEMPLE
                                   -----------------------------------
                                   Joel G. Stemple, Executive Vice President

ACCEPTED AND AGREED

/s/ BARRY STEINBERG
-------------------------------
Barry R. Steinberg